Exhibit 10.30

EXPRO GROUP HOLDINGS N.V.
U.S. EXECUTIVE RETENTION AND SEVERANCE PLAN PARTICIPATION AGREEMENT INCLUDING CONFIDENTIALITY AND RESTRICTIVE COVENANT AGREEMENT

This U.S. Executive Retention and Severance Plan Participation Agreement (the “Participation Agreement” or this “Agreement”) is entered into effective as of _______________ (the “Participation Date”), by and between Expro Group Holdings N.V. (the “Company”) and you (the “Participant”), pursuant to the U.S. Executive Retention and Severance Plan (as amended from time to time, the “Plan” or the “Executive Retention and Severance Plan”).

ARTICLE I
PARTICIPATION AGREEMENT

1.1    Designation as Participant. The Participant is employed by Employer (defined below), which previously has been designated as a participating employer under the Plan. In accordance with, and subject to, the terms and conditions of the Plan, the Company hereby designates and allows the Participant to participate in the Plan. For purposes of this Agreement, the term “Employer” shall include Frank’s International, LLC, Expro Americas, LLC, and any other affiliates of the Company that have been designated as an Employer in accordance with the provisions of Section 7(c) of the Plan.

1.2    Participant Acceptance. The Participant accepts the designation as a Covered Executive under the Plan and agrees that the terms and conditions of this Agreement and the Plan will govern the Participant’s rights with respect to the severance benefits provided under the Plan (the “Severance Benefits”), notwithstanding any contrary provision in any employment agreement or other severance plan. Participant has read and understands all terms and conditions of the Plan and this Agreement and agrees to comply with all such terms.

1.3    Further Agreements. The Participant and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Participation Agreement.

1.4    Capitalized Terms. Except as defined in this Participation Agreement (including Exhibit A attached hereto), capitalized terms have the same meanings ascribed to them in the Plan.

1.5    Timing of Signing of this Agreement. The terms and conditions of this Participation Agreement as offered must be accepted by the Participant within 30 days of the date this Agreement is signed by the Company below. Failure to timely accept the terms will result in immediate and irrevocable cancellation of the participation offered.

ARTICLE II
Confidentiality and Restrictive Covenants attached as Exhibit A

2.1    Exhibit A. The Participant and the Company have agreed to the terms and conditions included in Exhibit A as an express incentive for the Participant and the Company to enter into the Participation Agreement and for the Company or any of its affiliates providing the consideration set forth in the Plan, the Participation Agreement, and in Exhibit A. Exhibit A is incorporated into this Agreement in full by reference.

2.2    Protection of Legitimate Business Interests. Participant’s agreement to Exhibit A is also consideration for the provision of Confidential Information (as defined in Exhibit A) to the Participant by Company or its affiliates, and is intended to further and reasonably protect the Confidential Information and Company Relationships of Company or its affiliates which are disclosed or entrusted to the Participant, to protect the business goodwill of the Company and its affiliates, to protect the business opportunities disclosed or entrusted to the Participant, and to protect the other legitimate business interests of the Company and its affiliates.

2.3    Reasonably Related Restrictions. In executing this Participation Agreement, the Participant expressly acknowledges and agrees that the Participation Agreement aligns the Participant’s interests with the Company’s and its affiliates’ long-term business interests and creates a further incentive for the Participant to build the Company’s and its affiliates’ goodwill, and the provisions contained in Exhibit A are reasonably related to the Company’s and its affiliates’ legitimate interests in protecting their goodwill. The Participant understands that the Company has hereby promised to provide to the Participant Confidential Information during the Participant’s employment with the Employer, or new Confidential Information following the Participant’s promotion to a new position or following the Participant’s designation of eligibility under the Plan and Participant’s acceptance of this Agreement, as applicable.

2.4    Recovery of Payments. If the Committee determines that the Participant has committed a material breach of Exhibit A or any other non-disclosure, non-disparagement, non-competition, or non-solicitation obligation owing to the Company or its affiliates under any agreement or applicable law, upon notice from the Company or Employer, the Participant shall no longer be eligible to receive any benefits under the Plan and Participant shall repay to the Company the Severance Benefits Participant has already received under the Plan. Such notice shall be provided within the earlier to occur of one year after discovery of the alleged breach or the second anniversary of the Participant’s date of termination.

EXPRO GROUP HOLDINGS N.V.

By:
Name: Title:

PARTICIPANT

Date:

SIGNATURE PAGE

EXHIBIT A
TO EXPRO GROUP HOLDINGS N.V. U.S. EXECUTIVE RETENTION AND
SEVERANCE PLAN PARTICIPATION AGREEMENT

EXHIBIT A-1